                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert W. Herbold and William H. Neukom, or either of them, his attorneys-in-fact, for him in any and all capacities, to sign the Registration Statement on Form S-3 in connection with the issuance of shares of Microsoft Corporation common stock upon the exercise of options to purchase shares of Microsoft common stock and to sign any pre-effective or post-effective amendments to the Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.


Signature                                  Title                                     Date
- ---------                                  -----                                     ----



/s/ Paul G. Allen                         Director                             April 17, 1995
- ---------------------------
Paul G. Allen



/s/ Richard A. Hackborn                    Director                            April 16, 1995
- ---------------------------
Richard A. Hackborn



/s/ David F. Marquardt                     Director                            April 17, 1995
- ---------------------------
David F. Marquardt



/s/ Robert D. O'Brien                      Director                            April 14, 1995
- ---------------------------
Robert D. O'Brien



/s/ William G. Reed, Jr.                   Director                            April 17, 1995
- ---------------------------
William G. Reed, Jr.



/s/ Jon A. Shirley                         Director                            April 17, 1995
- ---------------------------
Jon A. Shirley